ART'S-WAY MANUFACTURING CO., INC.
                  ARMSTRONG, IOWA 50514-0288
            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  To Be Held On April 19, 2005

To:  The Stockholders of
            ART'S-WAY MANUFACTURING CO., INC.

     Notice is hereby given that the Annual Meeting of Stockholders of Art's-Way Manufacturing Co., Inc., a Delaware corporation (the
"Company"), will be held at One Pacific Place, Suite 800, 1125 South 103 Street, Omaha, Nebraska 68124 on Tuesday, April 19, 2005, at 10:00 A.M. Central Daylight Savings Time, for the following purposes:

(1) To elect seven (7) directors to serve until the next Annual Meeting of Stockholders or until such time as their successors are elected and qualified;

(2) To consider and vote upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as independent public accountants of the Company for the year ending November 30, 2005; and

(3) To transact such other business as may properly come before the meeting.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on any one of the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned. The Board of Directors of the Company has fixed the close of business on February 23, 2005 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the meeting and any adjournments thereof, and only stockholders of record at such time will be entitled to such notice and to vote. The stock transfer books of the Company will not be closed.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy is revocable and will not be used if you attend and vote at the meeting in person.

                          By Order of the Board of Directors

                                    John C. Breitung,
                                        President

Armstrong, Iowa
March 2, 2005

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                            PROXY STATEMENT
                   ANNUAL MEETING OF STOCKHOLDERS OF
                   ART'S-WAY MANUFACTURING CO., INC.
                            5556 HIGHWAY 9
                     ARMSTRONG, IOWA 50514-0288
                            712-864-3131

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Art's-Way Manufacturing Co., Inc., a Delaware Corporation, for use at the Annual Meeting of Stockholders to be held at One Pacific Place, Suite 800, 1125 South 103 Street, Omaha, Nebraska, 68124, on Tuesday, April 19, 2005 at 10:00 A. M. Central Daylight Savings Time and at any and all adjournments thereof. Stockholders of record at the close of business on February 23, 2005 are entitled to notice of and to vote at the Meeting.

                                 PROXIES

     Proxies are being solicited by the Board of Directors. Proxies so given may be revoked at any time prior to the Annual Meeting. No special form of revocation is required and it need not be in writing. Proxies will be solicited by mail and the expense of the solicitation of such proxies will be borne by the Company. In addition to the solicitation by use of the mails, directors, officers and/or executive and administrative employees of the Company may solicit the return of proxies by mail, telephone or in person, without extra compensation. The Company has retained the American Stock Transfer and Trust Company, New York, New
York, to assist in solicitation of proxies at a cost of approximately $1,800. The approximate date on which notice of the meeting, this Proxy Statement and form of proxy are first being sent to stockholders is March 8, 2005.

     Shares that are held by stock brokers in "street name" may be voted by the stock broker on routine matters and with stockholder direction on other matters. When the stock broker does not vote the shares, the stock broker's abstention is referred to as a "broker non-vote." Broker non-votes generally do not affect the determination of whether a quorum is present at the Annual Meeting. Under applicable law, a broker non-vote will have the same effect as a vote against any proposal other than the election of directors and will have no effect on the outcome of the election of directors.

                      VOTING SECURITIES & QUOREM

     As of the close of business on February 23, 2005, the record date for the Annual Meeting, the outstanding voting securities consisted of 1,938,176 shares of common stock, each of which is entitled to one vote on each matter presented.

     Transaction of business may occur at the meeting if a quorum is present. A quorum will be present if a majority of the voting power of the outstanding shares of common stock are present at the meeting, in person or by proxy.

        VOTING SECURITIES AND OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

     The following table sets forth the names of the persons known to the Company who beneficially own more than 5% of the issued and outstanding shares of common stock of the Company as of February 23, 2005, the record date for the meeting:

                            Type of            Number of           Percent of
Name and Address	    Ownership          Shares              Outstanding

Arthur Luscombe             Of record and        118,825               6.13%
  RR                        Beneficially
  Dolliver, Iowa 50531

Franklin Resources, Inc.    Beneficially         134,500               6.94%
  777 Mariners Island Blvd.
  San Mateo, California 94404

J. Ward McConnell, Jr.      Of record and        775,200              40.00%
  P.O. Box 6246             Beneficially
  Kinston, North Carolina 28501


                           VOTING SECURITIES OWNED BY
                       EXECUTIVE OFFICERS AND DIRECTORS

     The following table shows certain information with respect to the Company's common stock beneficially owned by directors and executive officers as of February 23, 2005. The shares shown as beneficially owned include shares which executive officers and directors are entitled to acquire pursuant to outstanding stock options exercisable within sixty days of February 23, 2005.

Name	                    Number of Shares         Percent of Class

Thomas E. Buffamante              500	                    *
David R. Castle	                7,000                (3)    *
George A. Cavanaugh, Jr.	5,300                (3)    *
James L. Koley                 57,700                (3)  2.98%
Douglas McClellan              20,500                (3)    *
J. Ward McConnell, Jr.        777,700                (1) 40.12%
Marc H. McConnell               4,150                (2)    *
John C. Breitung               19,500                (4)    *
Directors and Executive Officers
 as a Group (8 persons)       892,350                    46.04%


*    Less than 1%
(1) Includes 2,500 shares which can be purchased by each individual pursuant to stock options.
(2) Includes 3,750 shares which can be purchased by each individual pursuant to stock options.
(3) Includes 5,000 shares which can be purchased by each individual pursuant to stock options.
(4)  Includes 15,000 shares which can be purchased pursuant to stock options.


                  BOARD OF DIRECTORS AND ELECTION

Nominees to the Board of Directors

    The Board of Directors of the Company is presently composed of seven (7) directors. At this Annual Meeting of Stockholders seven (7) directors are to be elected to hold office until the 2006 Annual Meeting of Stockholders or until the successor of each shall be elected and qualified. All of the nominees named herein are presently serving as members of the Board of Directors. Management has no reason to believe that any of those named below will be unable or unwilling to serve. If for any reason any nominee named is unable to serve, the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by the Board of Directors or the Board of Directors may reduce the size of the Board.

     Nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. The proxy holders will vote the proxies for the below seven nominees.

     The name of each nominee, his age, the year in which he was first elected a director, his principal occupation or occupations for the past five years and positions (other than director) with the Company are as follows:

J. WARD McCONNELL, JR., age 73, Kinston, North Carolina. Private investor for more than five years. Mr. McConnell is Chairman of the Board of Directors. Mr. McConnell was a director from 1996 to 2001, returning as a director in Feburary 2002.

THOMAS E. BUFFAMANTE, age 52, Olean, New York.. Certified Public
Accountant and President of Buffamante Whipple Buttafaro, P.C., where he has been a director and shareholder of the firm since 1981. Mr.
Buffamante has been a director since 2003.

DAVID R. CASTLE, age 55, Ontario, Canada. Director of Operations Worldwide for Avery Weigh-Tronix since September 2002, President of Weigh-Tronix, Inc., Fairmont, Minnesota since May 1998, where he had served as Vice President and General Manager of their Santa Rosa facility since July 1990. Chairman of the Compensation and Stock Option Committee and Chairman of the Audit Committee. Mr. Castle has been a director since 2000.

GEORGE A. CAVANAUGH, JR., age 84, Ocala, Florida. Retired since 1981; formerly President of Cavanaugh & Associates, Inc., Manufacturers Representative, Southfield, Michigan. Member of the Compensation and Stock Option Committee. Mr. Cavanaugh has been a director since 1972.

JAMES L. KOLEY, age 74, Omaha, Nebraska. Past Chairman of the Board of the law firm of Koley Jessen P.C., Omaha, Nebraska since February 1988. Director of Dover Corporation, New York, New York and is Chairman of Dover's Governance and Nominating Committee. Member of the Audit
Committee. Mr. Koley has been a director since 1976.

DOUGLAS McCLELLAN, age 54, Clarence, New York. President of Filtration Unlimited, Akron, New York, where he has held various positions for more than five years. Member of the Compensation and Stock Option Committee and Audit Committee. Mr. McClellan has been a director since 1987.

MARC H. McCONNELL, age 25, Bath, New York. President of Babcock Co., Inc., Bath, New York since July 2001. Prior to that time attended Cornell University's School of Industrial & Labor Relations at Ithaca, New York. Mr. McConnell was appointed to Board of Directors July 2001.

The Board of Directors recommends a vote FOR the seven nominees listed above.

Vote Required for Ratification

    The affirmative vote of a majority of the shares represented at the meeting is required to elect the Board of Directors.

                      BOARD NOMINATING PROCESS

     In connection with the nominations for the Board of Directors for the 2005 Annual Meeting of Stockholders, the Board of Directors of the Company, as a whole, acted as a Nominating Committee. In accordance with NASDAQ requirements, the nominees were approved by all six of the independent directors of the Board, as defined in the NASDAQ listing standards. Because the Board of Directors is comprised solely of persons who are not employees or officers of the Company, the Board does not deem it necessary to have a separate Nominating Committee. At the 2004 Annual Meeting of Stockholders, the Board of Directors adopted a charter for the Board of Directors when acting as the Nominating Committee.

     The Board of Directors will consider director candidates recommended by holders of common stock. In order for a candidate to be considered, a stockholder must submit information on the proposed candidate not less than 60, nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. For the 2006 Annual Meeting of Stockholders, a nomination would need to be received not later than February 20, 2006, nor before January 20, 2006. The nomination must include the following information:

   (1)     the full name and address of candidate;

   (2)     the age of the candidate;

   (3)     a five-year business history of the candidate;

   (4) the amount of common stock of the Company owned by the candidate;

   (5) any family relationships between the candidate and any executive officer or current director of the Company;

   (6) any business transactions between the candidate or the candidate's business and the Company; and

   (7) a written consent of the candidate to be named in the Company's proxy statement and to serve as a director if elected.

     Additionally, any holder of common stock nominating a candidate is encouraged to set forth any other qualifications which he or she believes the candidate has to serve as director of the Company and the reasons why the holder believes the candidate should be elected to the Board of Directors of the Company.

     In selecting nominees for the Board of Directors, the Board of Directors, acting as the Nominating Committee, will consider all candidates submitted, including incumbent Board members based upon the qualifications of the candidates, the business and financial experience of the candidates, the experience of the candidates serving on public company boards of directors, and other skills sets deemed appropriate by the Board of Directors to enact the mission and business purposes of the Company. Each nominee for the 2005 Annual Meeting of Shareholders is currently a director of the Company. Currently the Company does not engage any third parties, for a fee or otherwise, to identify or evaluate potential nominees. No nominations for candidates were received from any holders of common stock for the 2005 Annual Meeting.

       SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

     Any holder of common stock wishing to communicate with the Board of Directors about any matter involving the business or operations of the Company should send the communication, in written form, to the President of the Company at the Company's principal place of business in Armstrong, Iowa. The President of the Company will promptly send the communication to each member of the Board of Directors.

                BOARD OF DIRECTORS COMMITTEES, MEETINGS

     The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee. The Board acts as its own Nominating Committee.

     The Audit Committee's principal functions are to evaluate and review financial procedures, controls and reporting. The Audit Committee recommends selection of the independent public accountants. The Audit Committee had five meetings in the last fiscal year, one regular meeting and four meetings by tele-conference. The Report of the Audit Committe is discussed later in this proxy statement.

     The Compensation and Stock Option Committee has the responsibility to review and advise management on broad compensation policies such as salary ranges and incentive programs. The Committee also administers the Incentive Stock Option Plans and grants options pursuant to the Plans. Furthermore the Committee has the responsibility to approve and recommend to the Board of Directors base salaries, salary increases and other benefits for elected officers. The Compensation and Stock Option Committee had two meetings in the last fiscal year.

     The Board of Directors held five meetings in the last fiscal year, four regular meetings and one special meeting. Each director, except two, attended 100% of the meetings of the Board and the Board Committees of which he was a member. David Castle was unable to attend one meeting and Douglas McClellan attended one meeting by tele-conference.

     The Board of Directors encourages all directors to attend the annual shareholders' meetings. At the 2004 annual meeting six directors attended.

     Effective April 24, 2003, each director, other than the Chairman of the Board, receives $12,000 per year with no committee or attendance fees.

     The Chairman of the Board receives $82,000 per year and is eligible for a discretionary bonus. The Compensation Committee intends to review Mr. McConnell's efforts and contributions for fiscal 2004 and will consider an appropriate bonus to be paid in fiscal 2005.

                  EXECUTIVE OFFICERS OF THE COMPANY

     John C. Breitung, age 62, was appointed President on January 16, 2001. From 1998 to 2000, Mr. Breitung served as Vice President of Operations for GKN Armstrong Wheels, Armstrong, Iowa. From 1996 to 1998, he served as Vice President of Operations for Monona Wire Corporation, Monona,
Iowa.

     Carrie Majeski, age 29, was appointed Chief Finicial Officer on July 22, 2004. From 2001 to 2004, Mrs. Majeski was responsible for all the functions of a controller at Tyco Plastics, Fairmont, Minnesota. From
2000 to 2001, she was a Staff Accountant with Wolf Etter & Co in
Madelia, Minnesota.

                       EXECUTIVE COMPENSATION

Compensation and Stock Option Committee Report on Executive Compensation

     The Compensation and Stock Option Committee of the Board is composed of three independent, non-employee directors and has the responsibilities as described on page 6 of this Proxy Statement. The Committee has furnished the following report:

     The compensation philosophy of the Company is to provide a compensation package to executives that will, with base salary, incentive compensation and stock options, maximize long-term shareholder value.

     The Company's policy is to pay base salaries that are at, or near, the average for similar companies. Salary increases are considered annually and are based on current salary and the individual performance during the past year. The Committee recommends to the Board salary increases for the Company's President, John C. Breitung.

     The incentive compensation plan for executive officers is a performance driven bonus plan to promote the objectives of the Company.
Profitability is the underlying factor in the determination of the annual bonus plan. Each year the Compensation and Stock Option Committee recommends to the Board the specific bonus plan for executive officers.

     Stock options have historically been the third part of the overall compensation package for executive officers and are awarded to provide long term incentives. The 1991 Employee Stock Option Plan has expired and only the President, Mr. Breitung, has options under that Plan. The Compensation and Stock Option Committee recommended to the Board for approval, the option award to Mr. Breitung, in January 2001. The option price for Mr. Breitung's option was 100% of the fair market value of the shares at the date of grant. The option is exercisable 25% on the date of grant and 25% on each year of service after that.

                                          David R. Castle, Chairman
                                          George A. Cavanaugh, Jr.
                                          Douglas McClellan

Summary Compensation Table

     The following table sets forth the aggregate cash and cash equivalent forms of remuneration accrued by the Company and its subsidiaries to, or for, the benefit of the President. No other executive officer's remuneration exceeded $100,000.

                                                              Long Term
                         Annual Compensation              Compensation Awards

    Name and                                               All Other
Principal Position    Year     Salary ($)    Bonus ($)  Compensation	Options

John C. Breitung      2004      $75,000       $7,500        -              -
President             2003       71,449	       5,000        -              -


Description of Stock Options Plans

     The Company has in effect one stock option plan, the 2001 Director Stock Option Plan.

     Under the 2001 Director Stock Option Plan, options may be granted to non-employee directors at a price not less than fair market value at the date the options are granted. Non-employee directors who have served for at least one year are automatically granted options to purchase 5,000 common shares. Options for an aggregate of 50,000 common shares may be granted under the Plan. Each option will be for a period of ten years and may be exercised at a rate of 25% at the date of grant and an additional 25% after one, two and three years of service on a cumulative basis. There are 20,000 common shares available for grant, and 30,000 options outstanding, of which 20,000 are exercisable.

     Under the expired 1991 Employee Stock Option Plan, stock options were granted to key employees to purchase shares of common stock of the Company at a price not less than fair market value at the date the options were granted. Options granted could be either nonqualified or incentive stock options. The option price, vesting period, and term were set by the Compensation Committee of the Board of Directors of the Company. Options for an aggregate of 100,000 common shares were available for grant. Each option was for a period of 10 years and could be exercised at a rate of 25% at the date of grant and 25% on the first, second and third anniversary date of the grant on a cumulative bases. Effective April 2001, the period available for option grants under the 1991 Employee Stock Option Plan expired and as a result, no shares are available for issuance.

Options Grants in the Last Fiscal Year

     During the 2003 fiscal year, Mr. J. Ward McConnell, Jr., was granted options to acquire 5,000 shares of the company's common stock at $3.50 per share under the 2001 Director Stock Option Plan.

Option Exercises and Fiscal Year-End Values

     There were no stock options exercised during the last year by either the President or the directors.

     The Company has a 401(k) Savings Plan (the "Plan") which covers substantially all full-time employees. Participating employees contribute to the Plan through salary reductions. The Company contributes a discretionary percentage of the Plan Participant's salary deferrals. Management of the Plan assets changed March 3, 2003 from Principal Financial Group, Des Moines, Iowa to American United Life, Indianapolis, Indiana. Vesting of participants is 20% per year after one year of employment until 100% vested after 6 years. There were no contributions made by the Company in the years ended November 30, 2004, 2003 and 2002. No amounts were paid or distributed to the President pursuant to the Plan.

                      CERTAIN TRANSACTIONS

     In February 2002, the Company sold 640,000 shares of common stock to an existing shareholder, Mr. J. Ward McConnell, Jr. at estimated fair value. Proceeds from the sale of the stock were $800,000. Mr. McConnell has agreed that without prior approval of the Board of Directors, excluding himself and his son, he will not acquire as much as fifty percent (50%) of the Company's common stock and will not take the Company private. Immediately after the transaction, Mr. McConnell was elected as Chairman of the Board of Directors of the Company. His son, Mr. Marc McConnell, is also a director.

     J. Ward McConnell, Jr. was required in 2003, to personally guarantee the Company's two new credit facilities with West Bank, West Des Moines, Iowa. After three years, Mr. McConnell's guarantee of the second facility (up to $3 million) will be reduced to a percentage equaling Mr. McConnell's ownership of the Company. After such three-year period, if Mr. McConnell's ownership in the Company is reduced to less than 20%, the guarantee will be removed. The Company compensates Mr. McConnell for his personal guarantee at an annual percentage rate of 2% of the outstanding balance borrowed under the two credit facilities, such fee paid monthly. Commencing April 25, 2003, the Company had $2 million borrowed against the second credit facility. The Company paid Mr. McConnell $42,320 through the Company's 2004 fiscal year ended November 30, 2004. The Board of Directors, with J. Ward McConnell and Marc McConnell not participating, approved both of the above transactions.

                      PERFORMANCE GRAPH
        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

     The graph below compares the yearly percentage change in the cumulative total stockholder return for the Company's common stock compared with the NASDAQ Stock Market-U.S. Index, and the S&P Construction and Farm Machinery Index.

                          Nov-99   Nov-00   Nov-01   Nov-02   Nov-03   Nov-04
Art's-Way Manufacturing Co., Inc.
(ARTW)	                  100.00    76.58    46.75    93.75   122.50   152.50
NASDAQ Stock Market - US Index
(INAS)                    100.00    90.07    44.55    41.40    52.61    56.92
S & P Construction & Farm Machinery &
(CFM)	                  100.00    93.56   108.76   128.28   181.71   229.91
Heavy Trucks Index

                  REPORT OF THE AUDIT COMMITTEE

     The Audit Committee consists of the following three members of the Board of Directors, who are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards), David R. Castle, Chairman, Douglas McClellan, and James L. Koley. The Audit
Committee operates pursuant to a written charter approved and adopted by the Board. The Audit Committee, on behalf of the Board, oversees the Company's financial reporting process. In connection with the November
30, 2004 financial statements and footnotes thereto, the audit committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

     The Audit Committee also recommended to the Board of Directors the selection of McGladrey & Pullen, LLP to serve as the Company's independent public accountants for fiscal 2004.

           RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, acting on the recommendation of the Audit Committee, has designated McGladrey & Pullen, LLP as independent public accountants of the Company for the fiscal year ending November 30, 2005. McGladrey & Pullen, LLP has been the independent public accountants of the Company since March 5, 2003. The firm has advised the Company that it has no relationship to the Company except that of independent public accountants.

     A representative of McGladrey & Pullen, LLP as the certifying auditors for the year ended November 30, 2004, will be present at the Annual
Meeting of Stockholders, and will have the opportunity to make a statement and to respond to appropriate questions regarding preparations of the financial statements.

     Effective March 5, 2003, the company elected to change its certifying accountant and states as follows:
     "   KPMG, LLP ("KPMG") was dismissed by the Company, effective
         March 5, 2003.
     " KPMG, during the prior two audit periods, issued one going concern opinion for the year ended November 30, 2001 and an unqualified opinion for the year ended November 30, 2002.
     " The decision to change accountants was recommeded by the Audit Committee and approved by the Board of Directors.
     " During the prior two audit periods and the interim period through March 5, 2003, there were no disagreements with KPMG, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, audit scope or procedure, which, if not resolved to KPMG's satisfaction, would have caused it to make reference to the subject matter of the diagreement (s) in connection with its report.
     " The Company requested a letter from KPMG whether or not it agreed with the statements made by the Company filed the letter as Exhibit 16 to Form 8-K, filed March 10, 2003.

     Further, based on a recommendation from the Audit Committee, the Board of Directors approved McGladrey & Pullen, LLP as the Company's successor certifying accountant, effective March 5, 2003, to conduct the audit for the year ending Movember 30, 2003. The appointment of McGladrey &
Pullen, LLP, was retifed by the stockholders at the 2004 Annual Meeting.

     The following table presents fees for professional audit services rende red by McGladrey & Pullen, LLP for the audit of the Company's annual financial statements for the fiscal year ended November 30, 2004 and fees billed for other services rendered by McGladrey & Pullen, LLP and its associated entity RSM McGladrey, Inc.:

                                                 2004
Audit fees (1)                                 $67,000
Audit related fees (2)                               0
Tax fees (3)                                    11,500
All other fees                                       0
  Total                                        $78,500

   (1) Audit Fees represent fees for professional services provided for the audit of the Company's annual financial statements and review of the Company's quarterly financial statements in connection with the filing of current and periodic reports.
   (2)     Audit Related fees represents consultations on accounting issues.
   (3) Tax Fees represent fees for professional services related to tax compliance, which included preparation of tax returns and tax advice.
Independence:

     The Audit Committee has considered whether the non-audit services provided by McGladrey & Pullen, LLP, and its associated entity RSM McGladrey, Inc. are compatible with maintaining the independence of McGladrey & Pullen, LLP, and concluded that the independence of McGladrey & Pullen, LLP is not compromised by the provision of such services.

     The Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms of those services, to be performed for the Company by its independent auditor prior to engagement.

     The Board of Directors recommends that shareholders vote FOR the ratification of the selection of McGladrey & Pullen, LLP as independent public accountants.

                        STOCKHOLDER PROPOSALS

     Any proposals of stockholders that are intended to be presented at the Company's 2006 Annual Meeting of Stockholders must be received at the Company's principal offices no later than December 16, 2005, in order to be included in the proxy statement and on the form of proxy which will be solicited by the Board of Directors in connection with that meeting.

    COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports in changes of ownership with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis.

                            OTHER MATTERS

     Management knows of no other matters which may be brought before the meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.

                         FINANCIAL STATEMENTS

     Financial statements of the Company are included in the Annual Report to Stockholders for the fifty-two weeks ended November 30, 2004, which report is mailed herewith to all stockholders entitled to vote at the meeting. The Annual Report is not part of the soliciting material.

     A copy of the Company's Annual Report on Form 10-KSB is available without charge upon written request to John C. Breitung, President, Art's-Way Manufacturing Co., Inc., P.O. Box 288, Armstrong, Iowa
50514-0288.